Exhibit 99.3

TRUSTED OPINION INC.
(A Development-Stage Enterprise)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010,
AND THE PERIOD FROM MARCH 7, 2005 (INCEPTION)
TO SEPTEMBER 30, 2011

Table of Contents

Page
Independent Accountants' Review Report	1

Financial Statements
Balance sheets	2
Statements of operations	3
Statements of changes in shareholders' equity (deficit)	4 - 5
Statements of cash flows	6
Notes to financial statements	7 - 21

INDEPENDENT ACCOUNTANTS' REVIEW REPORT

To the Board of Directors of
Trusted Opinion Inc.

We have reviewed the accompanying balance sheets of Trusted Opinion Inc. (a development-stage enterprise) (the "Company") as of September 30, 2011 and 2010, and the related statements of operations, changes in shareholders' equity (deficit) and cash flows for the nine months then ended and for the period from March 7, 2005 (inception) to September 30, 2011. A review includes primarily applying analytical procedures to management's financial data and making inquiries of the Company's management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the financial statements as a whole. Accordingly, we do not express such an opinion.

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America and for designing, implementing, and maintaining internal control relevant to the preparation and fair presentation of the financial statements.

Our responsibility is to conduct the reviews in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. Those standards require us to perform procedures to obtain limited assurance that there are no material modifications that should be made to the financial statements. We believe that the results of our procedures provide a reasonable basis for our report.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company has incurred a significant loss in both 2011 and 2010, and as of September 30, 2011, the Company's current liabilities exceeded its current assets by approximately $2,411,000, and its total liabilities exceeded its total assets by approximately $2,073,000. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty

CERTIFIED PUBLIC ACCOUNTANTS

January 16, 2012

TRUSTED OPINION INC.
(A Development-Stage Enterprise)
BALANCE SHEETS
SEPTEMBER 30, 2011 AND 2010

	2011	2010

ASSETS
Current assets:
Cash and cash equivalents	$195,243	$162,039
Accounts receivable, net	67,533	224
Prepaid expenses and other assets	13,193	40,574
Total current assets	275,969	202,837
Property and equipment, net	13,794	-
Capitalized software costs, net	307,739	-
Intangible assets, net	16,449	7,312
TOTAL ASSETS	$613,951	$210,149

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
Accrued expenses and other liabilities	$95,306	$-
Deferred revenue	446,569	-
Due to shareholder	2,145,411	518,493
Total current liabilities	2,687,286	518,493
Commitments and contingencies (Notes 9 and 11)
Shareholders' deficit:
Preferred stock	17,160	17,160
Common stock	10,661	10,661
Additional paid-in capital	6,770,275	5,808,816
Deficit accumulated during the development stage	(8,871,431)	(6,144,981)
Total shareholders' deficit	(2,073,335)	(308,344)
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$613,951	$210,149

See independent accountants' review report and accompanying notes to Financial statements.

TRUSTED OPINION INC.
(A Development-Stage Enterprise)
STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010, AND
THE PERIOD FROM MARCH 7, 2005 (INCEPTION) TO SEPTEMBER 30, 2011

	Nine months ended September 30, 2011	Nine months ended September 30, 2010	Period from March 7, 2005 (inception) to September 30, 2011
Revenues	$101,864	$1,913	$107,667
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	173,024	106,663	390,540
Product development costs	660,782	345,643	2,128,523
General and administrative	605,483	185,749	2,122,998
Sales and marketing	622,066	261,580	1,798,336
Depreciation, amortization and impairment charges	11,923	777,974	1,435,838
Total costs and expenses	2,073,278	1,677,609	7,876,235
Loss from operations	(1,971,414)	(1,675,696)	(7,768,568)
Other income (expense):
Interest expense - loan	(95,235)	(18,493)	(158,367)
Interest expense - warrants	(197,504)	-	(666,791)
Loss on extinguishment of debt	-	-	(284,618)
State taxes	(953)	(800)	(6,897)
Other	18	(3,866)	23,727
Other expense, net	(293,674)	(23,159)	(1,092,946)
Net loss	(2,265,088)	(1,698,855)	(8,861,514)

See independent accountants' review report and accompanying notes to Financial statements.

TRUSTED OPINION INC.
STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY (DEFICIT)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010
AND THE PERIOD FROM MARCH 7, 2005 (INCEPTION) TO SEPTEMBER 30, 2011

	Preferred $.001 Par Value; 24,286,000 Shares Authorized		Common $.001 Par Value; 55,000,000 Shares Authorized		Additional paid-in capital	Deficit accumulated during the development stage	Total
	Shares Issued and Outstanding	Amount	Shares Issued and Outstanding	Amount
Balance - March 7, 2005	$-	$-	$-	$-	$-	$-	$-
Issuance of common stock in March	-	-	10,016,835	10,017	-	(9,917)	100
Net loss - 2005	-	-	-	-	-	(251,478)	(251,478)
Balance - December 31, 2005	-	-	10,016,835	10,017	-	(261,395)	(251,378)
Issuance of common stock in December			957,436	957	8,617	-	9,574
Issuance of preferred stock in May	2,613,950	2,614	-	-	912,386	-	915,000
Net loss - 2006	-	-	-	-	-	(254,735)	(254,735)
Balance - December 31, 2006	2,613,950	2,614	10,974,271	10,974	921,003	(516,130)	418,461
Interest expense - warrants	-	-	-	-	469,287	-	469,287
Share based compensation	-	-	-	-	74,854	-	74,854
Repurchase of common stock in March	-	-	(558,504)	(559)	(5,026)	-	(5,585)
Stock options exercised in April	-	-	245,496	246	2,210	-	2,456
Issuance of preferred stock in November	2,097,043	2,097	-	-	597,903	-	600,000
Issuance of preferred stock in exchange for
convertible notes payable in November	3,711,867	3,712	-	-	1,058,317	-	1,062,029
Net loss - 2007	-	-	-	-	-	(1,870,827)	(1,870,827)
Balance - December 31, 2007	8,422,860	8,423	10,661,263	10,661	3,118,548	(2,386,957)	750,675

See independent accountants' review report and accompanying notes to Financial statements.

 TRUSTED OPINION INC.
STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY (DEFICIT)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010
AND THE PERIOD FROM MARCH 7, 2005 (INCEPTION) TO SEPTEMBER 30, 2011

	Preferred $.001 Par Value; 24,286,000 Shares Authorized		Common $.001 Par Value; 55,000,000 Shares Authorized		Additional paid-in capital	Deficit accumulated during the development stage	Total
	Shares Issued and Outstanding	Amount	Shares Issued and Outstanding	Amount
Balance - December 31, 2007	$8,422,860	$8,423	$10,661,263	$10,661	$3,118,548	$(2,386,957)	$750,675
Share-based compensation	-	-	-	-	50,275	-	50,275
Issuance of common stock in December	5,242,556	5,242	-	-	1,494,758	-	1,500,000
Net loss - 2008	-	-	-	-	-	(1,354,535)	(1,354,535)
Balance - December 31, 2008	13,665,416	13,665	10,661,263	10,661	4,663,581	(3,741,492)	946,415
Share-based compensation	-	-	-	-	52,817	-	52,817
Issuance of preferred stock in September	3,495,037	3,495	-	-	996,505	-	1,000,000
Net loss - 2009	-	-	-	-	-	(704,634)	(704,634)
Balance - December 31, 2009	17,160,453	17,160	10,661,263	10,661	5,712,903	(4,446,126)	1,294,598
Share-based compensation	-	-	-	-	95,913	-	95,913
Net loss - January - September 2010	-	-	-	-	-	(1,698,855)	(1,698,855)
Balance - September 30, 2010	17,160,453	17,160	10,661,263	10,661	5,808,816	(6,144,981)	(308,344)
Share-based compensation	-	-	-	-	145,036	-	145,036
Net loss - October - December 2010	-	-	-	-	-	(461,362)	(461,362)
Balance - December 31, 2010	17,160,453	17,160	10,661,263	10,661	5,953,852	(6,606,343)	(624,670)
Interest expense - warrants	-	-	-	-	197,504	-	197,504
Share-based compensation	-	-	-	-	618,919	-	618,919
Net loss - 2011	-	-	-	-	-	(2,265,088)	(2,265,088)
BALANCE-SEPTEMBER 30, 2011	17,160,453	17,160	10,661,263	10,661	6,770,275	(8,871,431)	(2,073,335)

See independent accountants' review report and accompanying notes to Financial statements.

TRUSTED OPINION INC.
(A Development-Stage Enterprise)
STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010, AND
THE PERIOD FROM MARCH 7, 2005 (INCEPTION) TO SEPTEMBER 30, 2011

	Nine months ended September 30, 2011	Nine months ended September 30, 2010	Period from March 7, 2005 (inception) to September 30, 2011
Cash flows from operating activities:
Net loss	$(2,265,088)	$(1,698,855)	$(8,861,514)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on sale of fixed assets	-	5,391	5,391
Loss on extinguishment of debt	-	-	284,618
Depreciation, amortization and impairment charges	11,923	777,974	1,435,838
Share-based compensation	618,919	95,913	1,037,814
Interest expense attributable to warrants	197,504	-	666,791
Deferred revenue	446,569	-	446,569
Changes in assets and liabilities:
Accounts receivable	(67,533)	(224)	(67,533)
Employee loans	-	3,000	-
Due from affiliate	65,094	-	-
Prepaid expenses and other assets	11,558	39,553	(13,193)
Accounts payable	(1,430)	(60,618)	-
Accrued expenses and other liabilities	159,400	4,725	268,128
Net cash used in operating activities	(823,084)	(833,141)	(4,797,091)

Investing activities:
Proceeds from sale of fixed assets	-	7,000	7,000
Additions to property and equipment	(16,924)	(963)	(134,294)
Additions to capitalized software costs	(316,532)	(110,122)	(1,524,433)
Additions to intangible assets	(9,137)	-	(127,484)
Net cash used in investing activities	(342,593)	(104,085)	(1,779,211)

Financing activities:
Proceeds from stock options	-	-	2,456
Proceeds from issuance of common stock	-	-	9,674
Repurchase of common stock	-	-	(5,585)
Proceeds from issuance of preferred stock	-	-	4,015,000
Proceeds from shareholder loan (including convertible notes payable)	1,250,000	500,000	2,750,000
Net cash provided by financing activities	1,250,000	500,000	6,771,545

Net increase (decrease) in cash and cash equivalents	84,323	(437,226)	195,243
Cash and cash equivalents - beginning	110,920	599,265	-
CASH AND CASH EQUIVALENTS - ENDING	195,243	162,039	195,243

Supplemental disclosure of cash flow information:
Taxes paid	953	800	6,897

Noncash investing and financing activities:
Issuance of preferred stock in exchange for convertible notes payable	-	-	$777,411

See independent accountants' review report and accompanying notes to financial statements.

TRUSTED OPINION INC.
(A Development-Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2011 AND 2010

NOTE 1.
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations
Trusted Opinion Inc. (the "Company") was incorporated on March 7, 2005 in the state of Delaware and began operations on May 25, 2005.

The Company is engaged in the development and marketing of software products and services in the social media and advertising industry. From its inception, the Company was engaged in the development of a social recommendations network website, trustedopinion.com ("TROP"), covering the United States, Asia and Europe, having approximately 1.5 million users worldwide. In 2010, the Company made the decision to refocus its efforts and develop a collection of "white-label" products and services ("Loyalize"), offered to media companies, and to discontinue further development of TROP.

The Company's activities since inception have been organizational activities, including recruiting personnel, establishing office facilities, conducting research and development, performing business and financial planning and raising capital. The Company has had minimal operations and generated minimal revenue to date. Accordingly, in connection with the preparation of the financial statements, the Company is considered to be in the development stage under the authoritative guidance for development stage entities, Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 915, and is subject to the risks associated with the activities of development-stage companies.

Cash and Cash Equivalents
Cash and cash equivalents consist primarily of cash on deposit and money market accounts that are readily convertible into cash and purchased with original maturities of three months or less.

Accounts Receivable
Accounts receivable are stated at the amount the Company expects to collect. The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. Management considers the following factors when determining the collectibility of specific customer accounts: customer credit-worthiness, past transaction history with the customer, current economic industry trends, and changes in customer payment terms. If the financial conditions of the Company's customers were to deteriorate, adversely affecting their ability to make payments, additional allowances would be required. Based on management's assessment, the Company provides for estimated uncollectible amounts through a charge to earnings and a credit to a valuation allowance. Balances that remain outstanding after the Company has made reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

TRUSTED OPINION INC.
(A Development-Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2011 AND 2010

NOTE 1.
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition
The Company derived revenue from TROP by providing a free online service with display advertising. There is no downloadable software, distribution or technology delivered to consumers. Advertising income is recognized in the period it is earned.

The Company derived revenue from Loyalize by providing advertising services to customers in connection with social networks, applications, publishing platforms and social games, in the nature of creating specialized brand engagements and promotions on behalf of advertisers and the sale, rendering and delivery of such engagements and promotions to its network. The Company may host the applications, platforms and social games or may provide downloadable software to the customer. Income relating to the services is recognized in the period it is earned.

No significant revenue has been earned to date from Loyalize.

Prepayment on contracts may be required for specific customers with payment terms. Deferred revenue results from the prepayment of such fees and is recognized as revenue when the revenue is earned based on the terms of the agreement.

Software Development Costs
Costs for software developed for internal use are accounted for un accordance with FASB ASC 350, Intangibles - Goodwill and Other - Internal-Use Software. FASB ASC 350 requires the capitalization of certain costs incurred in connection with developing or obtaining internal-use software. Such capitalized costs are included in "Capitalized software costs" in the balance sheets. The Company amortizes the costs of internal-use software over two years.

Costs that are incurred in the preliminary project stage are expensed as incurred and included in "Product development costs" in the accompanying statements of operations. Once the capitalization criteria of FASB ASC 350 have been met, external direct costs of materials and services consumed in developing or obtaining internal-use computer software, payroll and payroll-related costs for employees who are directly associated with, and who devote time to the project (to the extent their time is spent directly on the project) and interest costs incurred in connection with developing the software, are capitalized.

The Company accounts for the costs to develop software that it plans to market externally in accordance with FASB ASC 985-20, Software - Costs of Software to be Sold, Leased, or Marketed, whereby costs for the development of new software products and substantial enhancements to existing software products are expensed as incurred until technological feasibility has been established, at which time any additional costs are capitalized. Technological feasibility is established upon completion of a working model. The Company amortizes the costs of software obtained or developed to be sold, leased or marketed over three years.

For the nine months ended September 30, 2011 and 2010, and for the period from March 7, 2005 (inception) through September 30, 2011, software development costs not capitalized, have been charged to "Product development costs" in the accompanying statements of operations.

TRUSTED OPINION INC.
(A Development-Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2011 AND 2010

NOTE 1.
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and Equipment
Property and equipment are carried at cost. Expenditures for maintenance and repairs are expensed currently, while renewals and betterments that materially extend the life of an asset are capitalized. The costs of assets sold, retired, or otherwise disposed of, and the related allowance for depreciation, are eliminated from the accounts, and any resulting gain or loss is recognized.

Depreciation is provided using the straight-line and various accelerated methods over the estimated useful lives of the assets, which are as follows:

Computers	3 years
Equipment	3 years
Furniture and fixtures	5 years

Intangible Assets
Intangible assets are carried at cost and are amortized over their useful lives. The costs of assets sold, retired, or otherwise disposed of, and the related allowance for amortization, are eliminated from the accounts, and any resulting gain or loss is recognized.

Long-lived Assets and Impairment of Long-Lived Assets
The Company reviews long-lived assets, including property and equipment, capitalized software costs, and other intangible assets, for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. When it is determined that impairment has occurred, a charge to operations will be recorded. Impairment on property and equipment or other intangible assets, if any, is assessed using discounted cash flows.

The fair value of long-lived assets is determined on a Level 3 basis in which significant unobservable inputs are utilized primarily using the "income approach," which starts with a forecast of all the expected future net cash flows, some of which are more certain than others. Some of the more significant estimates and assumptions inherent in the long-lived asset impairment estimation process include: the amount and timing of projected future cash flows; the discount rate selected to measure the risks inherent in the future cash flows; and the assessment of the asset's life cycle and the competitive trends impacting the asset.

Income Taxes
The Company files income tax returns in the U.S. federal jurisdiction and in California. With few exceptions, the Company is no longer subject to U.S. federal, state and local income tax examinations by taxing authorities for years before 2007.

The Company uses the asset and liability method of accounting for income taxes pursuant to FASB ASC 740, Income Taxes. Under the asset and liability method of FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period

TRUSTED OPINION INC.
(A Development-Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2011 AND 2010

NOTE 1.
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes (continued)
that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and noncurrent based on their characteristics.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Uncertain Tax Positions
Effective January 1, 2009, the Company recognizes and measures its unrecognized tax benefits in accordance with FASB ASC 740. Under that guidance, the Company assesses the likelihood, based on their technical merit, that tax positions will be sustained upon examination based on the facts, circumstances and information available at the end of each period. The measurement of unrecognized tax benefits is adjusted when new information is available, or when an event occurs that requires a change. The standard also provides guidance on interest and penalties, accounting in interim periods, disclosures and transition.

Advertising
Advertising costs are expensed as incurred. The Company incurred no advertising expenses for the nine months ended September 30, 2011 and 2010. Advertising expense totaled $22,198 for the period from March 7, 2005 (inception) to September 30, 2011.

Fair Value Measurements
In January 2010, the FASB issued Accounting Standards Update ("ASU") No. 2010-06, Improving Disclosures about Fair Value Measurements. This update amends FASB ASC 820, Fair Value Measurements and Disclosures, to require new disclosures for significant transfers in and out of Level 1 and Level 2 fair value measurements, disaggregation regarding classes of assets and liabilities, valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements for Level 2 or Level 3. These disclosures are effective for reporting periods beginning after December 15, 2009. Additional new disclosures regarding the purchases, sales, issuances and settlements in the rollforward of activity in Level 3 fair value measurements are effective for fiscal years beginning after December 15, 2010. The Company adopted certain of the relevant disclosure provisions of ASU 2010-06 on January 1, 2010, and certain other provisions on January 1, 2011.

FASB ASC 820 establishes a framework for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). Categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs. Under the new standard, fair value is defined as the exit price, or the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date.

TRUSTED OPINION INC.
(A Development-Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2011 AND 2010

NOTE 1.
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value Measurements (continued)

The three levels of the fair value hierarchy under FASB ASC 820 are described as follows:

Level 1 inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.

Level 2 inputs to the valuation methodology include: quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in inactive markets; inputs other than quoted prices that are observable for the asset or liability; and, inputs that are derived principally from or corroborated by observable market data by correlation or other means. If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Share-based Compensation Plan
The Company has a share-based compensation plan. This plan is administered by the board of directors to motivate certain employees in the performance of their duties by further compensating these individuals through the grant of options to purchase shares of the Company's common stock issued under the Company's 2007 Stock Plan (the "Plan"). Under the Plan, the Company may grant options for up to a total of 21,298,507 shares of common stock. The exercise price of each option is equal to the fair value of the Company's stock on the date of grant. The maximum term of the options is 10 years and the options vest over a maximum of 4 years from the vesting commencement date, pursuant to the Plan and option grant agreement.

The Company has adopted the fair value-based method of accounting prescribed in FASB ASC 718, Compensation - Stock Compensation, for its employee stock option plan. The Company applies the Black-Scholes valuation method to compute the estimated fair value of the stock options and recognizes compensation expense, net of estimated forfeitures, on a straight-line basis so that the award is fully expensed at the vesting date.

Subsequent Events
In May 2009, the FASB issued guidance related to subsequent events, which was primarily codified into FASB ASC 855, Subsequent Events. This guidance establishes general standards of accounting for and disclosure of events that occur after the date of the balance sheet but before financial statements are issued. In particular, the guidance sets forth: (1) the period after the date of the balance sheet during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements; (2) the circumstances under which an entity should recognize events or transactions occurring after the date of the balance sheet in its financial statements; and (3) the disclosures that an entity should make about events or transactions that occurred after the date of the balance sheet.

TRUSTED OPINION INC.
(A Development-Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2011 AND 2010

NOTE 1.
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Subsequent Events (continued)
In accordance with FASB ASC 855, the Company has evaluated subsequent events through January 16, 2012, the date on which these financial statements were available to be issued. There were no material subsequent events other than those described in the first paragraph of Note 15 that required recognition or additional disclosure in these financial statements.

NOTE 2.
GOING CONCERN

Since inception, the Company has generated insignificant revenue, has incurred losses from operations and has incurred cumulative net losses of approximately $8,860,000. The Company has also been dependent upon the receipt of capital investment or other financing to fund its operations. As further described in Note 15, on December 31, 2011, the Company executed an asset purchase agreement for the sale of substantially all of its intellectual property and assets. The Company currently has no source of operating revenue and the amount of capital required to sustain operations is subject to future events and uncertainties. It may be necessary for the Company to secure additional working capital through loans or sales of capital stock, and there can be no assurance that such funding will be available in the Future. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The accompanying financial statements have been presented on the basis of the continuation of the Company as a going concern and do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3.
CONCENTRATION OF CREDIT RISK

The Company places its cash and cash equivalents, which may at times be in excess of Federal Deposit Insurance Corporation insurance limits, with major financial institutions and attempts to limit the amount of credit exposure with any one institution.

As of September 30, 2011, one customer accounted for 93% of the Company's accounts receivable. In 2011, two customers accounted for 100% of the Company's revenues. There was no significant accounts receivable or revenue concentrations in 2010.

NOTE 4.	FAIR VALUE MEASUREMENTS Assets and liabilities measured at fair value are based on one or more of three valuation techniques identified in the tables below. The valuation techniques are as follows:

(a)	Market approach, Prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities;
(b)	Cost approach. Amount that would be required to replace the service capacity of an asset (replacement cost); and
(c)	Income approach. Techniques to convert future amounts to a single present amount based on market expectations (including present value techniques, option-pricing and excess earnings models).

TRUSTED OPINION INC.
(A Development-Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2011 AND 2010

NOTE 4.	FAIR VALUE MEASUREMENTS (CONTINUED) The following table summarizes the valuation of the Company's investments within the fair value hierarchy levels for financial assets as of September 30, 2011:

Description	Level 1	Level 2	Level 3	Total	Valuation Technique

Cash and cash equivalents:
Money market mutual funds	$175,000	$-	$-	$175,000	(a)

The following table summarizes the valuation of the Company's investments within the fair value hierarchy levels for financial assets as of September 30, 2010:

Description	Level 1	Level 2	Level 3	Total	Valuation Technique

Cash and cash equivalents:
Money market mutual funds	$100,011	$-	$-	$100,011	(a)

NOTE 5.	PROPERTY AND EQUIPMENT
Property and equipment consisted of the following at September 30, 2011 and 2010:

	2011	2010
Computer	$31,820	$13,112
Machinery and equipment	3,439	3,439
Furniture and fixtures	2,460	2,460
	37,719	19,011
Less: accumulated depreciation	(23,925)	(19,011)

Property and equipment, net	$13,794	$-

Depreciation expense for the nine months ended September 30, 2011 and 2010, and for the period from March 7, 2005 (inception) to September 30, 2011 totaled $3,130, $9,285, and $108,109, respectively.

During 2010, the Company sold equipment with a net book value of $12,391 for $7,000. The loss on the sale is included in "Other" in the accompanying statements of operations.

NOTE 6.	CAPITALIZED SOFTWARE COSTS

Capitalized software costs consisted of the following at September 30, 2011 and 2010:

	2011	2010

Software to be sold, leased or marketed	$316,532	$-
Less: accumulated amortization	(8,793)	-

Capitalized software costs, net	$307,739$	$-

TRUSTED OPINION INC.
(A Development-Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2011 AND 2010

NOTE 6.	CAPITALIZED SOFTWARE COSTS (CONTINUED)

In late 2010, the Company began development of the LoyaIize product. During 2011, the Company capitalized $316,532 of software development costs relating to Loyalize. The asset was placed in service on September 1, 2011. Amortization expense relating to Loyalize for the nine months ended September 30, 2011, totaled $8,793.

NOTE 7.	INTERNAL USE SOFTWARE

From 2005 through 2007, the Company incurred website and internally developed software costs totaling $542,939 to develop the TROP product. The initial prototype of the web site ("TROP 1") was completed and placed in service on February 1, 2007 and was fully amortized through January 31, 2009.

In late 2008, the Company decided to make enhancement modifications to TROP 1 and began development of a second generation wcbsite ("TROP 2"). During 2009 and 2010, the Company capitalized $554,840 and $109,722, respectively, of website and internally developed software costs relating to TROP 2. The asset was placed in service on March 1, 2010. Amortization expense relating to TROP 2 for the nine months ended September 30, 2010, totaled $138,534.

On March 1, 2010, the Company removed the fully amortized website and internally developed software costs of $542,939 relating to TROP 1 from its balance sheets.

On August 1, 2010, the Company made the decision to abandon the TROP 2 product and write off the related costs. Accordingly, the Company removed $664,962 of costs and $138,534 of accumulated amortization relating to TROP 2 and recognized an impairment loss of $526,428 which is included in "Depreciation, amortization and impairment charges" in the accompanying statements of operations. Pursuant to accounting guidance contained in FASB ASC 350, the Company has written down these costs to $-0- based on the income approach (discounted cash flow analysis) as discussed in FASB ASC 820, utilizing Level 3 inputs, that is, inputs that are unobservable and significant to the fair value measurement.

NOTE 8.	INTANGIBLE ASSETS
Intangible assets consisted of the following at September 30, 2011 and 2010:

	2011	2010
Patents	$2,312	$2,312
Trademarks	14,137	5,000

Intangibles, net	$16,449	$7,312

From 2005 through 2009, the Company capitalized legal fees totaling $93,571 relating to obtaining a patent and $17,468 relating to obtaining trademarks for the TROP software.

On August 1, 2010, the Company made the decision to abandon the TROP product and write off the related costs. In 2010, the Company recognized an impairment loss on TROP of $93,571 for patents and $17,468 for trademarks, which are included in "Depreciation, amortization and impairment charges" in the accompanying statements of operations.

TRUSTED OPINION INC.
(A Development-Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2011 AND 2010

NOTE 8.	INTANGIBLE ASSETS (CONTINUED)

During the nine months ended September 30, 2010, the Company capitalized legal fees totaling $2,312 relating to obtaining a patent. During the nine months ended September 30, 2011 and 2010, the Company capitalized legal fees totaling $9,137 and $5,000, respectively, relating to obtaining a trademark for the Loyalize product. The registrations for these intangibles have not yet been approved by the U.S. Patent and Trademark Office and will be amortized when they are placed in service.

NOTE 9.	COMMITMENTS

On April 15, 2009, the Company entered into a monthly agreement to sublet office space. The agreement calls for monthly rental payments of $1,200. In May 2010, the Company subleased additional space and the monthly rent increased to $1,600 per month.

On December 14, 2010, the Company entered into a non-cancelable operating lease for office space through December 31, 2011 for $1,332 a month. As of September 30, 2011, future minimum rental payments under this tease are $3,996.

The Company maintains a corporate apartment used by the Chairman of the Company for business travel. The lease expires on June 30, 2012, and as of September 30, 2011, the future minimum rental payments required under the lease are $26,100.

Rent expense incurred under these operating leases for the nine months ended September 30, 2011 and 2010, and for the period from March 7, 2005 (inception) to September 30, 2011, amounted to $51,586, $36,700 and $226,747, respectively.

NOTE 10.	EMPLOYEE BENEFIT PLAN

The Company maintains a non-contributory defined contribution 401(k) plan (the "401k Plan") with a salary reduction feature covering substantially all full-tune employees who are eligible upon employment start date. Employer contributions to the 401k Plan are discretionary. For the nine months ended September 30, 2011 and 2010, and for the period from March 7, 2005 to September 30, 2011, no employer contributions have been made.

NOTE 11.	RELATED PARTY TRANSACTIONS
Due to shareholder

In May 2010 and October 2010, the Company received $500,000 and $250,000, respectively, in unsecured interest-bearing notes from a shareholder. In 2011, the Company received an additional $1,250,000 in unsecured interest-bearing advances from the same shareholder. The notes bear interest at 10% per annum. "Due to shareholder" on the accompanying balance sheets, consists of principal and accrued interest on the notes of $145,411 and $18,493 as of September 30, 2011 and September 30, 2010, respectively.

TRUSTED OPINION INC.
(A Development-Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2011 AND 2010

NOTE 12.	INCOME TAXES
The components of deferred tax asset as of September 30, 2011, are as follows:

	Current	Noncurrent	Total deferred tax asset, net

Share-based compensation	-	720,000	720,000
Operating loss carryforward	-	3,000,000	3,000,000
Valuation allowance	-	(3,720,000)	(3,720,000)
Deferred tax asset, net	$-	$-	$-

The components of deferred tax asset as of September 30, 2010, are as follows:

	Current	Noncurrent	Total deferred tax asset, net

Share-based compensation	-	292,000	292,000
Operating loss carryforward	-	2,108,000	2,108,000
Valuation allowance	-	(2,400,000)	(2,400,000)
Deferred tax asset, net	$-	$-	$-

As of September 30, 2011, the Company has net operating loss carryforwards of approximately $7,070,000 for federal income tax purposes and $6,719,000 for California income tax purposes. These carryforwards are available to offset future taxable income in those jurisdictions. The net operating loss carryforwards expire from 2025 through 2029 for federal and 2026 through 2029 for California if not utilized.

For financial statement purposes, the Company has incurred a loss in each period since its inception. Based on the available objective evidence, including the Company's history of losses, management believes it is more likely than not the net deferred tax assets may not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its deferred tax assets at September 30, 2011 and 2010.

For the nine months ended September 30, 2011 and 2010, and for the period from March 7, 2005 (inception) to September 30, 2011, the increase to the valuation allowance amounted to $1,120,000, $450,000 and $3,720,000, respectively.

NOTE 13.	SHAREHOLDERS' EQUITY

Classes of Stock
The Company is currently authorized to issue shares in three separate classes: Common, Series A Preferred Stock and Series A-2 Preferred Stock. A shareholder holding shares of any class shall have all the rights, powers, duties, and obligations described herein for a shareholder of such class. Pursuant to the Company's latest amendment to its Certificate of Incorporation, dated March 11, 2011, the Company may currently issue up to 55,000,000 shares of common stock - $.001 par value, up to 4,286,000 shares of its Series A Preferred Stock - $.001 par value, and up to 20,000,000 shares of its Series A-2 Preferred Stock - $.001 par value. At December 31, 2010, there were 10,661,263, 2,613,950 and 14,546,503 shares outstanding of common stock, Series A Preferred Stock and Series A-2 Preferred Stock, respectively.

TRUSTED OPINION INC.
(A Development-Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2011 AND 2010

NOTE 13.	SHAREHOLDERS' EQUITY (CONTINUED)

Classes of Stock (continued)

Voting. The holders of Series A and Series A-2 Preferred Stock (the "Preferred Shareholders") have the right to vote together with common shareholders on an as-converted basis, and not as a separate class, except as required by law. The Series A Preferred Stock and Series A-2 Preferred Stock classes shall each be entitled to elect one member of the Company's board of directors. The common shareholders, voting as a separate class, shall be entitled to elect the three remaining members of the Company's board of directors.

Dividends: The Preferred Shareholders have preferential rights with respect to the payment of dividends by the Company. Should the Company declare a dividend for any class of company stock, the Series A-2 Preferred shareholders are first entitled to a cumulative dividend. Subject to the dividend rights of the Series A-2 Preferred Stock, the Series A Preferred Stock shall receive a non-cumulative dividend. Dividends may be paid on the common stock and are subject to the prior dividend rights of the Series A and A-2 Preferred Stock.

Conversion: Each share of Series A and Series A-2 Preferred Stock is convertible into one share of common stock. Series A Preferred Stock is subject to a mandatory conversion upon the occurrence of certain "Automatic Conversion" events, as defined in the agreements.

Liquidation: In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Series A-2 Preferred Stock are entitled to receive a liquidation preference on any distribution of the assets of the Company. Following the full payment of the Series A-2 distribution, the holders of the Series A Preferred Stock shall be entitled to receive a liquidation preference prior to any distributions to the holders of common stock. After payment to the Preferred Shareholders, the entire remaining assets of the Company legally available for distribution shall by distributed with equal priority and prorata among the holders of the common stock.

Redemption: The Series A and Series A-2 Preferred Stock are not rnandatorily redeemable by the Company.

Stock Split
In 2006, the board of directors authorized a 1,005 to 1 stock split, thereby increasing the number of shares to 10,016,835 at the time of the stock split and decreasing the par value of each share to $.001 per share. All references in the accompanying financial statements to the number of common shares and per share amounts for 2005 have been restated to reflect the stock split.

Repurchase of Common Stock
In 2007, the Company repurchased 558,504 nonvested shares from a shareholder at the original purchase price of $0.01 per share. The total purchase price amounted to $5,585.

TRUSTED OPINION INC.
(A Development-Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2011 AND 2010

NOTE 13.	SHAREHOLDERS' EQUITY (CONTINUED)

Share Warrants
In October 2007, the Company issued 1,791,172 warrants at an exercise price of $.001, to the Series A Preferred Shareholders. The warrants vested upon issuance and expire on December 21, 2012. The Company calculated the fair value of the warrants issued using the Black-Scholes option valuation model with the following assumptions; risk-free interest rate - 4.6%; expected volatility of common stock - 20.2%; dividend yield -0%; expected term - 5 years.

The Company recognized interest costs relating to the warrants during the year ended December 31, 2007, in the amount of $469,287, which is included in "Interest expense -warrants" in the accompanying statements of operations for the period from March 7, 2005 (inception) through September 30, 2011.

On April 1, 2011 the Company issued 3,840,356 warrants for the Company's Series A-2 Preferred Stock at an exercise price of $.2861, to an unrelated party, in accordance with a software and license distribution agreement. 2,743,112 warrants vested upon issuance and the remaining warrants vest upon the occurrence of certain performance criteria, as defined in the agreement. The warrants expire on April 1, 2021. The Company calculated the fair value of the warrants issued using the Black-Scholes option valuation model with the following assumptions; risk-free interest rate — 2.2%; expected volatility of preferred stock — 23.3%; dividend yield - 0%; expected term - 5 years.

The Company recognized interest costs relating to the warrants during the nine months ended September 30, 2011, in the amount of $197,504, which is included in "Interest expense - warrants" in the accompanying statements of operations for the nine months ended September 30, 2011, and the period from March 7, 2005 (inception) through September 30, 2011.

Issuance of Preferred Stock and Extinguishment of Convertible Debt
In 2006 and 2007, the Company issued $250,000 and $500,000, respectively of convertible notes with an interest rate of 6%. On November 7, 2007, the Company cancelled the notes and converted them to Series A-2 Preferred Shares at a discount of 30% on the $250,000 note and 25% on the $500,000 note. At the date of conversion, the balance of the notes was $777,411, including principal of $750,000 and accrued interest of $27,411. In exchange for the notes, the Preferred Shareholder received 3,711,867 Series A-2 Preferred Shares which were valued at $1,062,029. During the year ended December 31, 2007, the Company recognized a loss on extinguishment of debt of $284,618, which is included in the accompanying statements of operations.

TRUSTED OPINION INC.
(A Development-Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2011 AND 2010

NOTE 14.	SHARE-BASED COMPENSATION PLAN

The following is a summary of the status of the share-based payment plan for the nine months ended September 30, 2011 and 2010, and for the period from March 7, 2005 (inception) through September 30, 2011:

		Weighted Average
	Number of Shares	Per Share Exercise Price	Grant Date Per Share Fair Value

Outstanding at March 7, 2005	-	$-	$-
Granted	2,019,977	0.09	0.14
Exercised	(245,496)	0.01	0.26

Outstanding at December 31, 2009	1,774,481	0.10	0.13
Granted	3,908,645	0.08	0.30
Forfeited	(140,000)	0.06	0.23

Outstanding at September 30, 2010	5,543,126	0.09	0.25
Granted	1,298,885	0.06	0.23

Outstanding at December 31, 2010	6,842,011	0.08	0.24
Granted	14,291,035	0.04	0.25
Forfeited	(1,992,556)	0.05	0.24

Outstanding at September 30, 2011	19,140,490	0.05	0.25

Options exercisable at September 30, 2011	4,126,842	0.07	0.25

Nonvested options as of September 30, 2011	15,013,648	0.05	0.24

The exercise price of stock options granted during the nine months ended September 30, 2011 and 2010, and for the period from March 7, 2005 (inception) to September 30, 2011, was equal to market value on the date of grant. During the nine months ended September 30, 2011 and 2010, and for the period from March 7, 2005 (inception) to September 30, 2011, options to purchase 14,291,035, 3,908,645 and 20,349,652 shares of common stock, respectively, were granted, including, in the nine months ended September 30, 2011, options to acquire 10,972,444 shares of common stock to two members of the Company's board of directors. The options vest over a maximum of 4 years. The options granted during the nine months ended September 30, 2011 and 2010 and for the period from March 7, 2005 (inception) to September 30, 2011, will be fully vested by April 30, 2015, December 31, 2014 and April 30, 2015, respectively.

The estimated fair value of each stock option award was determined on the date of grant using the Black-Scholes option valuation model with the following assumptions:

	Nine Months Ended September 30,
	2010	2011
Risk-free interest rate	1.2% - 2.1%	1.9%
Expected volatility of common stock	22.5% - 23.1%	23.3%
Dividend yield	0%	0%
Expected option term (in years)	5	5

TRUSTED OPINION INC.
(A Development-Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2011 AND 2010

NOTE 14.	SHARE-BASED COMPENSATION PLAN (CONTINUED

The risk-free interest rate assumption is based on the yield to maturity on a U.S. Treasury security with a term commensurate to that of the option or warrant being valued. The Company has elected to use the calculated value method to account for the options and warrants granted. A nonpublic entity that is unable to estimate the expected volatility of the price of its underlying share may measure awards based on a "calculated value," which substitutes the volatility of an appropriate index for volatility of the Company's own share price. Currently, there is no active market for the Company's common shares. In addition, management has determined that it is unable to reasonably estimate the fair value of the options on the date of grant because the Company has not issued any new common stock for several years and management has not been able to identify a similar publicly held entity that can be used as a benchmark. Therefore, as a substitute for volatility, the Company used the historical volatility of the NYSE Arca Technology Index ("PSE"). The Company assumed that the volatility of the PSE, measured over a historical period commensurate with the term of the option or warrant being valued, is indicative of the future volatility of the Company's stock price. The Company has not paid any dividends since inception and does not anticipate paying dividends on the common stock in the foreseeable future. The expected option term of 5 years represents an estimate of the effective term of each option and warrant considering (1) the options are employee stock options that are subject to forfeiture and (2) estimated time horizon until a liquidity event.

As share-based compensation expense recognized in the accompanying statements of operations is based on stock option awards ultimately expected to vest, such expense should be reduced for estimated forfeitures. The authoritative guidance for compensation under FASB ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The Company has very few employees and the stock options vest periodically; therefore, the Company did not estimate any forfeitures during the nine months ended September 30, 2011 and 2010, and the period from March 7, 2005 (inception) to September 30, 2011, and the Company adjusts the share-based compensation expense for any forfeitures as they occur.

The Company's determination of fair value is affected by the stock price, as well as a number of assumptions that require judgment. The weighted average fair value of the options granted during the nine months ended September 30, 2011 and 2010, and the period from March 7, 2005 (inception) to September 30, 2011, were $0.25, $0.30 and $0.25 per share, respectively.

During the nine months ended September 30, 2011 and 2010, and for the period from March 7, 2005 (inception) to September 30, 2011, the Company recognized compensation costs relating to vested share-based compensation of $618,919, $95,913 and $1,037,814, respectively. The costs have been charged to operations.

In 2007, an employee exercised options to purchase 245,496 shares at an exercise price of $.01 per share. The total purchase price for the shares was $2,456.

In 2011, four employees left the Company and forfeited 1,992,556 stock options with fair values, at the time of grant, ranging from of $0.23 - $0.25 per share. Accordingly, the Company reduced its share-based compensation for the nine months ended September 30, 2011 by $37,605, the portion of the grant that had vested.

TRUSTED OPINION INC.
(A Development-Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2011 AND 2010

NOTE 14.	SHARE-BASED COMPENSATION PLAN (CONTINUED)
The following is a summary of nonvested shares as of September 30, 2011:

	Number of Per Share Shares Fair Value	Weighted Average Grant Date
Balance - December 31, 2010	5,044,344	0.24
Granted during the nine months	14,291,035	0.25
Vested during the nine months	(2,329,175)	0.24
Forfeited during the nine months	(1,992,556)	0.24
Balance - September 30, 2011	15,013,648	0.24

As of September 30, 2011, there was $3,735,046 of unrecognized compensation cost related to nonvested share-based compensation, which is expected to be recognized over a period of five years, as follows:

Year ending December 31:	Amount
2011	$275,129
2012	1,090,606
2013	1,087,503
2014	938,534
2015	343,274
$3,735,046

NOTE 15.	OTHER MATTERS

On December 31, 2011 (the "Closing Date"), the Company executed an asset purchase agreement with an unaffiliated entity (the "Buyer") with respect to the acquisition of substantially all of the Company's assets, consisting primarily of the Company's intellectual property (the Loyalize technology) and various other assets. The purchase price for the transferred intellectual property and other assets was $4,638,815, payable in cash of $3,000,000 and shares of the Buyer's stock valued at $1,638,815 on the Closing Date. As of January 16, 2012, the Company has received consideration of $2,750,000, including cash of $1,500,000 and shares valued at $1,250,000, and the Company expects the remaining balance of the purchase price to be received by January 30, 2012, in accordance with the terms of the asset purchase agreement. If on December 31, 2012, the aggregate fair value of the stock consideration, based on the average closing price of the Buyer's stock for the 20 days preceding December 31, 2012, is not at least $1,838,815, then the Buyer will provide $200,000 of additional consideration to the Company. The additional consideration will be provided in either cash or shares of the Buyer's stock, at the Buyer's discretion, by January 10, 2013, in accordance with the terms of the asset purchase agreement.

Pursuant to the Company's employment agreements with various employees, in the event of a change of control, including a sale of substantially all of the Company's assets as discussed above, these employees are entitled to additional compensation as set forth in these agreements.